EXHIBIT 23.1



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Greater Atlantic Financial Corp.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-76169) & (333-92342) of our report dated October 31, 2003, relating to the consolidated financial statements of Greater Atlantic Financial Corp. appearing in the Company's Annual report on Form 10-KSB for the year ended September 30, 2003.


                                                /s/ BDO Seidman, LLP
                                                ----------------------
                                                BDO Seidman, LLP

Washington, D.C.
December 26, 2003